                                                                  EXHIBIT (e)(3)

                          SECOND AMENDED AND RESTATED
                            DISTRIBUTION AGREEMENT
                            ----------------------


     AGREEMENT made this 14th day of November, 1996, as amended April 30, 1999 and January 30, 1998, between MEYERS INVESTMENT TRUST (formerly known as MEYERS SHEPPARD INVESTMENT TRUST) (the "Trust"), a Delaware business trust, and BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS FUND SERVICES ("Distributor"), an Ohio limited partnership.

     WHEREAS, the Trust is an open-end management investment company, organized as a Delaware business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   Services as Distributor; Conversion to the Services.
          ---------------------------------------------------

          1.1 Distributor (i) will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and
(ii) will perform such additional services as are provided in this Section 1 (collectively, the "Services"). In connection therewith, the Trust agrees to convert to the Distributor's data processing systems and software (the "BISYS System"). The Trust shall cooperate with the Distributor to provide the Distributor with all necessary information and assistance required to successfully convert to the BISYS System. The Distributor shall provide the Trust with a schedule relating to such conversion and the parties agree that the conversion may progress in stages. The date upon which all Services shall have been converted to the BISYS System shall be referred to herein as the "Conversion Date." The Distributor hereby accepts such engagement and agrees to perform the Services commencing, with respect to each individual Service, on the date that the conversion of such Service to the BISYS System has been completed. The Distributor shall determine in accordance with its normal acceptance procedures when the applicable Service has been successfully converted. As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.

          1.2 Distributor agrees to use its best efforts to appropriately promote each Fund and to solicit orders for the purchase of the Shares and will undertake such advertising and promotion as is customary and reasonable in connection with such solicitation in the jurisdiction or jurisdictions within which the offer and sale of the Shares is duly registered. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Investment Companies") including Investment Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Investment Companies. The Trust agrees that Distributor's duties to such Investment Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

               Distributor shall be reimbursed for financing appropriate activities which it deems reasonable, and which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

          1.3 Distributor is a broker-dealer in good standing registered with the Commission under Section 15 of the Securities Exchange Act of 1934 and with all appropriate state securities commissioners. In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

          1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

          1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

          1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

          1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor and the Trust's Investment Manager shall agree upon.

          1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

          1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

          1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. Distributor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office specified in the first paragraph of this Agreement and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

                This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

          1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

          1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

          1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

                (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

          1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          1.16 This Agreement shall be governed by the laws of the State of California.

          1.17 Distributor is an independent contractor of the Trust and neither Distributor nor any of its managers, officers or employees is or shall be employees of the Trust in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control and conduct of its employees, and for injury to such employees and agents or to others through employees and agents. Distributor assumes full responsibility for its employees and agents under applicable statutes and agrees to pay all employment taxes thereunder.

     2.   Fee.
          ---

          Distributor shall receive from the Funds identified in the Plan of Distribution (the "Plan") pursuant to Rule 12b-1 under the 1940 Act attached as Schedule A hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in such Plan. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or as promptly as possible thereafter, or at such time(s) as the Distributor shall reasonably request.

     3.   Sale and Payment.
          ----------------

          Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution and Shareholder Service Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (in the case of Shares that are sold with a front-end sales load or Shares that are sold subject to a contingent deferred sales load), "Front-End Load Shares" or "CDSL Shares" and individually as a "Load Share," a "Front-End Load Share" or a "CDSL Share." A Fund that contains Front-End Load Shares shall hereinafter be referred to collectively as "Load Funds" or "Front-End Load Funds" and individually as a "Load Fund" or a "Front-end Load Fund." A Fund that contains CDSL Shares shall hereinafter be referred to collectively as "Load Funds" or "CDSL Funds" and individually as a "Load Fund" or a "CDSL Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

          3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

          3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

     4.   Public Offering Price.
          ---------------------

          The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the

Agreement and Declaration of Trust and Bylaws of the Trust and the then-current prospectus of the Load Fund.

     5.   Issuance of Shares.
          ------------------

          The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

     6.   Reimbursement of Distribution Expenditures.
          ------------------------------------------

          6.1  Reimbursement.  As promptly as possible after the first business
               -------------
day of each month this Agreement is in effect, the Trust shall, for each day during the effective term of this Agreement, reimburse Distributor for its Distribution Expenditures (as such term is herein below defined in subparagraph
6.2 of this Section) incurred during the previous month (but not for any periods prior to the first day of sale of the Shares to the public) (the "12b-1 Fees"); provided that payment of the 12b-1 Fees shall be made with respect to any month only to the extent that such payment, together with any other payments made by the Trust pursuant to the Plan, shall not exceed an amount (the "12b-1 Fee Cap") equal to the aggregate of the average daily net assets of each Fund calculated for each day of such month, multiplied by a fraction, the numerator of which is zero point two five percent (0.25%), and the denominator of which is 365 (366 in leap years). If the day for which calculation is required is a weekend or holiday or other day for which the average daily net assets is not computed, the average daily net assets for the last day prior thereto shall be used for the calculation. Any 12b-1 Fees which cannot be paid due to the 12b-1 Cap shall be borne by Distributor and accrued as Distribution Expenditures until such time as 12b-1 Fees are available to pay such unpaid Distribution Expenditures. The reimbursement by the Trust of Distribution Expenditures incurred by Distributor shall be authorized pursuant to the Plan adopted by the Trust under Rule 12b-1 under the 1940 Act.

          6.2  Definition of Distribution Expenditures.  For purposes of this
               ---------------------------------------
Agreement, "Distribution Expenditures" of Distributor shall mean all reasonable and actual out-of-pocket expenditures borne by Distributor or by any other person with which Distributor has an agreement approved by the Trust, which expenditures represent payment for activities primarily intended to result in the sale of the Shares to the public including, but not limited to, the following: (i) payments to securities dealers and others engaged in the sale of the Shares; (ii) expenditures for support services such as telephone facilities and expenses and shareholder services for each Fund as the Trust may reasonably request; (iii) formulation and implementation of marketing and promotional activities for each Fund including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;
(iv) preparation, printing and distribution of sales literature; (v) preparation, printing and distribution of prospectuses of each Fund and reports for recipients other than existing shareholders of each Fund; and (vi) provision to the Trust of such information, analyses and opinion, with respect to marketing and promotional activities for each Fund as the Trust may, from time to time, reasonably request; except that Distribution Expenditures shall not include any expenditures in connection with services which Distributor, any of its affiliates, or any other person have agreed to bear without reimbursement.

          6.3  Documentation.  Each written request for reimbursement of
               -------------
Distribution Expenses under this paragraph shall be directed to the President of the Trust and shall show in reasonable detail the expenditures incurred by Distributor and the purposes therefor, together with any documentation required by the Trust to verify such payment.

          6.4  Reports.  Distributor shall prepare and deliver reports to the
               -------
President of the Trust on a regular, but at least monthly, basis, showing the Distribution Expenditures incurred pursuant to this Agreement and the Plan and the purposes therefor, as well as any supplemental reports as the Board of Trustees of the Trust, from time to time, may reasonably request.

          6.5  Waiver of Fees.  Distributor reserves the right from time to time
               --------------
in its sole discretion, and without any obligation to do so, to reduce and/or waive all or a portion of the 12b-1 Fees otherwise payable hereunder. Any such fee reduction or waiver may be discontinued or modified by Distributor at any time.

     7.   Term, Duration and Termination.
          ------------------------------

          The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date this Agreement is executed by both parties and ending on the date that is one year after the Conversion Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     8.   Rule 12b-1 Savings Clause.
          -------------------------

          It is the parties' intent that this Agreement and each and every provision thereof comply with the terms of the Plan and Rule 12b-1 under the 1940 Act and regulatory interpretations thereof, and that this Agreement and each and every provision thereof be construed to conform to that intent. To the extent that any such provision cannot be so construed, such offending provision shall be severed from this Agreement. The parties agree that they shall, without the payment of any additional consideration, modify or amend this Agreement, as required, to: (i) comport with changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Agreement or to comply with stock exchange rules or requirements and/or (ii) ensure that this Agreement is and remains in compliance with Rule 12b-1 under the 1940 Act.

     9.   Limitation of Liability of Trust.
          --------------------------------

          Distributor agrees that no shareholder, Trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate alone shall be liable (with the exception of any Fund for whom Distributor has not provided services under this Agreement and for which the claims or obligations therefore do not relate).

     10.  Entire Agreement.
          ----------------

          Each party expressly acknowledges and agrees that this Agreement: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements or understandings of any kind, oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and
(3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

MEYERS INVESTMENT                  BISYS FUND SERVICES LIMITED
TRUST                              PARTNERSHIP

(formerly known as MEYERS          By:  BISYS Fund Services, General Partner
SHEPPARD INVESTMENT TRUST)

By: /s/ Shelly J. Meyers           By: /s/ William J. Tomko
   ----------------------------       ----------------------------------

Title: Chairman                    Title: Executive Vice President
      -------------------------          -------------------------------

Date: 5/17/99                      Date: 6/14/99
     --------------------------         --------------------------------

                                                    Dated: November 14, 1996

                                  SCHEDULE A
                         TO THE DISTRIBUTION AGREEMENT
                                    BETWEEN
                            MEYERS INVESTMENT TRUST
             (FORMERLY KNOWN AS MEYERS SHEPPARD INVESTMENT TRUST)
                                      AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP



                             PLAN OF DISTRIBUTION

                                      A-1